LEASE AGREEMENT

     THIS LEASE AGREEMENT, made this 29th day of September, 2000, by and between CLINCH MEMORIAL HOSPITAL, a Georgia corporation, located at 524 Carswell Street, Homerville, GA 31634 (hereinafter referred to as "Lessor") and DIALYSIS CORPORATION OF AMERICA, a Florida corporation having an office at 27 Miller Street, Lemoyne, PA 17043 (hereinafter referred to as "Lessee").


                              1. PREMISES
                                 --------

     Lessor, in consideration of the rents and covenants hereinafter mentioned, does demise and lease unto Lessee, all that certain space consisting of 1680 square feet of rentable space (the "Space"), with specifications for the Space attached as Exhibit A, within Clinch Memorial Hospital, located at 524 Carswell Street, Homerville, GA (the "Hospital"), to be used for an out-patient medical and dialysis center and for related offices, medical and other, as well as storage purposes ("Use").


                               2. TERM
                                  ----

     This Lease is for the term of two (2) years, commencing on the Commencement Date defined below (the "Term"). In the event this Lease commences on a day other than the first day of the month, then the rent shall be paid pro rata for such fractional month.


                       3. COMMENCEMENT OF TERMS
                          ---------------------

     3.1   Commencement of Rent
           --------------------

     The Term and the payment of rent shall commence on October 16, 2000 (the "Commencement Date").

     3.2   Renovation
           ----------

     All alterations and renovations of the Space shall be the responsibility of the Lessee; provided, Lessor shall accommodate and shall not interfere with Lessee's contractors with respect to such alterations and renovations.


                             4. RENT
                                ----

     Lessee agrees to pay as rent to Lessor for the Use of the Space during the Term $10.75 per square foot or eighteen thousand sixty and 00/100 ($18,060.00) Dollars per year ("Rent") to be paid in monthly installments of one thousand five hundred five and 00/100 ($1,505.00) Dollars, payable monthly in advance on the due date, which is the first day of each calendar month during the Term, allowing ten (10) day check processing time. Lease payment is considered to have been received if payment has been postmarked by the United States Postal Service on or prior to the above referenced date.

     In the event the Commencement Date falls on a date later than the first day of the month, the Lessee shall pay a pro-rated rent for said partial month.

     Lessor grants to Lessee a ten percent (10%) discount on lease payments should Lessee choose to make said payments prior to November 1st of each lease year. This payment, if made in advance and in full, would cover Lessee's payment for a full twelve (12) months. Should Lessee choose this option, Lessee shall pay Lessor sixteen thousand two hundred and fifty-four and 00/100 ($16,254.00) dollars prior to November 1st to cover twelve (12) months lease.


             5. OPERATING RESPONSIBILITIES OF THE LESSOR
                ----------------------------------------

     Lessor shall be responsible for the following during the Term:

     (i) To keep and maintain in good, clean, safe and sanitary order, condition and repair the roof, exterior walls, structure, foundation, floor slabs, paving and outside walks and other structural components of the Hospital, and surrounding grounds, and all common areas within and without the Hospital;

     (ii) To keep and maintain in good and sanitary order, condition and repair the plumbing, electrical and gas components leading into and the overall plumbing, electrical and gas components of the Hospital;

     (iii) To keep and maintain in good and sanitary order, condition and repair, the parking areas;

     (iv) To handle in an expeditious manner the snow and ice removal from the Hospital, all parking areas, and walk-ways leading up to the Hospital;

     (v) To use diligence in obtaining all necessary permits and licenses from any and all regulatory agencies for the continuous operation of the Hospital, which will comply with all safety, health and other governmental codes and regulations. Lessor warrants to Lessee that the Hospital is located in an area which is zoned for the Use contemplated in this Lease.
In the event it has been determined that this warranty has been violated, then it shall be the obligation of Lessor to promptly, at Lessor's sole cost and expense, rectify such violations;

     (vi) To provide trash dumpsters in close proximity to the Hospital of sufficient size and capacity to handle the daily containment and removal of trash from the Hospital; provided however, that Lessee shall be responsible at its sole cost and expense for the proper containment and disposal of all medical refuse;

     (vii) To provide an exterior walk and entrance way, in such a manner that is mutually agreed upon, so the Space is easily accessible for the delivery of supplies and the entrance or exit of non-ambulatory patients of Lessee;

     (viii) To permit Lessee's installation of interior and exterior signs identifying the Lessee and its business, such signs to be reasonable in number, size and design and approved by Lessor prior to the installation;

     The parties, to the best of their abilities, will endeavor to maintain their separate identities.

     (ix) To provide, pay for and maintain utilities and services, in particular sufficient water and electric; Lessee shall be responsible for all of its telephone usage and costs and the installation of its telephone lines and equipment;

     (x) To pay all real estate, sales, use, licenses, income and other taxes with respect to the Hospital and this Lease.


              6. OPERATING RESPONSIBILITIES OF LESSEE
                 ------------------------------------

     Lessee shall be responsible for the following during the Term:

     (i) To make and pay for all necessary alterations and improvements to the Space, which Lessee has the right to do for Lessee's own purposes, which shall be made at Lessee's expense; Lessee may remove furniture, fixtures, laboratory and other equipment and movable improvements installed within the Space at any time, including machinery and equipment affixed either to the Space or to the Hospital; Lessee shall promptly repair any damage to the Space and the Hospital as a result of such removal, other than normal wear and tear;

     (ii) Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the Hospital or the Space for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released and an instrument evidencing discharge of same to be recorded forthwith without any cost to Lessor. Lessee shall indemnify and save Lessor harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If Lessor incurs any costs and expenses, including reasonable attorney's fees, then Lessee shall pay the Lessor that sum so incurred as additional rent;

     (iii) To maintain the Space in good condition; and

     (iv) To return the Space in good condition and repair, subject to normal wear and tear, at the end of the Term; provided, the Lessor shall have the option (1) to keep any of the improvements and additions made by the Lessee, without any obligation to compensate Lessee; or (2) require Lessee, at Lessee's expense, to remove any such Lessee improvements and additions, and repair any resulting damages to the Hospital in accordance with the appropriate National Fire Protection Association Codes and National Electrical Codes.

     (v) Lessee shall use the Space for the operation of a dialysis clinic or center. Any other use of the Space shall be considered a violation of this Lease unless written permission is granted by Lessor and shall be grounds for termination of the Lease by Lessor.


                       7. ASSIGNING OR SUBLETTING BY LESSEE
                          ---------------------------------

     Lessee shall have the privilege of assigning or subletting the Space, after first obtaining written consent of Lessor.


                         8. RESPONSIBILITY OF LESSEE
                            ------------------------

     All damages or injuries done to the Space by Lessee and/or Lessee's servants, agents, employees, patients, and individuals for whom Lessee is responsible shall be repaired by Lessee at its expense, exclusive of ordinary wear and tear, or except as the result, directly or indirectly, of Lessor's failure to maintain the Hospital and the Space in accordance with the provisions of this Lease, or except for the negligence of Lessor, its tenants and/or their respective servants, agents, invitees or employees. Lessee covenants and agrees to make such repairs upon thirty (30) days' written notice given to Lessee by Lessor, and if Lessee shall thereafter neglect to make said repairs or commence to timely make the same, Lessor shall have the right to make such repairs at the reasonable expense and cost of Lessee, provided Lessor gives Lessee thirty (30) days written notice that Lessor is going to cure the damage or injury and charge the same to Lessee, and the amount thereof may be collected as additional rent accruing for the month following the date of said repair.


                          9. FIRE OR CASUALTY
                             ----------------

     In the event that the Hospital or the Space shall be damaged by fire or other casualty or happening, Lessor shall maintain the right to terminate this lease should it determine that said damages exceed the benefit, in its determination, of repairing the space for the Lessee's continued occupancy. In this case, Lessor shall give Lessee sixty (60) days notice of its intentions in writing.


                   10. LESSOR'S ACCESS AND INSPECTION
                       ------------------------------

     The Lessor, its employees, agents and servants may at reasonable times, with reasonable notice, or in emergency situations, enter all parts of the Space; to inspect the same; to enforce or carry out any provision of the Lease; to make repairs and alterations as Lessor is required or should elect to do; and within 120 days of expiration of the Term, to show the Space to others.


                          11. INDEMNIFICATION
                              ---------------

     Except for the negligence of Lessor, its agents, employees or contractors, and to the extent permitted by law, Lessee agrees to indemnify, defend and hold harmless Lessor, and Lessor's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses
(including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Hospital and arising from the use and occupancy of the Space or from any activity, work, or thing done, permitted or suffered by Lessee or due to any other act or omission of Lessee, its subtenants, assignees, invitees, employees, contractors and agents in or about the Space. The furnishing of insurance required hereunder shall not be deemed to limit Lessee's obligations under this Section 11.


                          12. EVENTS OF DEFAULT
                              -----------------

     Each of the following events shall be an event of default ("Event of Default") by Lessee under this Lease:

     (i) Lessee shall fail to pay any installment of Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days after written notice of such default provided to Lessee by Lessor. Notification by means of certified United States Postal Service from Lessor to Lessee at the address included in this shall constitute official notification;

     (ii) Lessee shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or
(D) be dissolved or otherwise fail to maintain its legal existence;

     (iii) Any insurance required to be maintained by Lessee pursuant to this Lease shall be canceled or terminated or shall expire or shall be materially reduced or changed, except, in each case, as permitted in this Lease;

     (iv) Lessee shall not occupy or shall vacate the Space or shall fail to continuously operate its business at the Space for the Use during the Term, whether or not Lessee is in monetary or other default under this Lease; or

     (v) Lessee shall fail to materially comply with any provision of this Lease other than those specifically referred to in this Section 12, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Lessor shall have given Lessee written notice of such default.


                         13. REMEDIES OF LESSOR
                             ------------------

     Upon each occurrence of an Event of Default, Lessor shall have all remedies allowed by law including the right to terminate this lease and retake possession of the space.


                         14. REMEDIES OF LESSEE
                             ------------------

     In the event of a default under the terms, covenants or conditions of this Lease on the part of the Lessor which shall include but not be limited to unreasonably withholding consents, failure to maintain facilities for the introduction of water, gas, and electric into the Space, failure to maintain the Hospital and the Space as required herein, failure to use due care with respect to the persons and property of Lessee, failure of Lessor's warranties as to the good operating condition of the services to the Space, and otherwise interfering with, whether negligently or intentionally, the business of Lessee and its peaceable and quiet enjoyment of the Space for the Term, Lessee shall notify Lessor in writing of said default and Lessor shall have thirty (30) days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within said thirty (30) days, Lessor shall not be deemed to be in default if it shall commence performance within said thirty (30) day period and diligently proceeds to so cure the default thereafter. If Lessor shall not cure or commence to cure the said default within the thirty (30) day period, Lessee has the option to either terminate this Lease and vacate the Space immediately without any further liability under the Lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and at Lessee's option deduct reasonable costs and expenses for such cure from Rent or any other amounts accrued hereunder due, or otherwise be immediately reimbursed by Lessor.

     Should there be a need to make any emergency repairs which were otherwise the responsibility of the Lessor as provided in this Lease, but due to the emergent circumstances, Lessee makes such repairs, the cost thereof shall be a deduction from the Rent accruing for the month following the date of such repair.


                              15. INSURANCE
                                  ---------

     (i) Lessee, at its cost, shall maintain a policy of Combined Single Limit Bodily Injury and Property Damage Insurance during the Term such insurance to provide protection in the amount of One Million ($1,000,000) Dollars combined single limit, insuring Lessor and Lessee against any liability arising out of and in connection with Lessee's Use or occupancy of the Space.

     (ii) Lessor shall obtain and maintain insurance on the Hospital, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Hospital and all areas appurtenant thereto in an amount not less than combined single limit of One Million ($1,000,000) Dollars. Lessor should also obtain and maintain a policy or policies of insurance covering loss or damage to the Space, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the Hospital) Lessee should obtain and maintain a policy or policies of insurance covering loss or damage to its equipment and improvements and betterments to the Space against fire, vandalism, malicious mischief, and flood. The Lessee shall also obtain and maintain a policy or policies of insurance listing the Lessor as an additional insured against liability in the amount of One Million ($1,000,000) Dollars and shall provide Lessor with copy of statement of coverage prior to occupancy of Space.

     (iii) Lessee and Lessor each hereby release and relieve the other (which includes the other party's employees, agents, officers, directors and shareholders) from any liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releasor carries with respect to the Hospital and/or the Space or any interest or property therein or thereon, but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy of a provision whereby any such release does not adversely affect such policy or prejudice any right of the releasor to recover thereunder. Each party's insurance policies shall include such a provision so long as it is obtainable without extra cost.


                            16. QUIET ENJOYMENT
                                ---------------

     Lessor, covenants and agrees that Lessee, upon paying said rent and performing the covenants of this Lease, on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Space and common areas, including but not limited to parking areas, sidewalk entrances and exits of the Hospital for the Term.


                             17. TERMINATION
                                 -----------

     Lessee has the right, provided it is not then subject to an Event of Default, to terminate this Lease, for any reason or without any cause, upon ninety (90) days prior written notice to Lessor, and upon expiration of such ninety (90) days, this Lease will terminate with no liability thereafter by either party to the other, except for any sums accruing to the date of such termination. Lessee agrees that this termination provision is not applicable within first twelve (12) months of lease thereby transforming this lease to a guaranteed twelve (12) month lease. Furthermore, Lessor also maintains the right, after the first twelve (12) month lease period, to terminate this lease for any reason or without cause upon ninety (90) days prior written notice to Lessee.


                           18. AUTHORIZATION
                               -------------

     Lessor and Lessee each has all the requisite right, power, legal capacity and authority, corporate and otherwise, to enter into this Lease and to assume and perform their respective obligations hereunder. The execution and delivery of this Lease and the performance by Lessor and Lessee of their obligations hereunder have been duly authorized by their respective boards of directors and/or partners, as the case may be, and this Lease is a binding and enforceable Lease of Lessor and Lessee according to its terms. The execution, delivery and performance of this Lease by Lessor and Lessee will not result in any violation of and will not conflict with, or result in any breach of any of the terms of or constitute a default under, or constitute an event which with notice or the passage of time or both would constitute a default under, any provision of any law to which Lessor or Lessee is subject, the partnership agreement, or the articles of incorporation, and by-laws of the Lessor and/or Lessee, as the case may be, or any mortgage, indenture, agreement, instrument, judgment, decree, or rule or resolution or other restriction to which Lessor or Lessee is bound. The representations as contained herein are only made by Lessor and Lessee as to their own corporate acts, articles of incorporation, by-laws and/or partnership agreements, as the case may be, and their respective related agreements and regulations and neither makes any representations as to the others acts, articles of incorporation, by-laws, partnership agreements, as the case may be, and related agreements and regulations.

     No action, approval, consent or authorization, including but not limited to any action, approval or consent of any shareholder, note holder, partner, or order of any court or governmental agency, commission, board, bureau or instrumentality, otherwise than as specifically provided in this Lease, is necessary in order to constitute this Lease as a valid, binding and enforceable obligation of the parties hereto in accordance with its terms.


                                19. AGREEMENT
                                    ---------

     It is expressly understood by the parties that the whole agreement between them is embodied in this Lease and the attachments hereto (executed in duplicate) and may only be modified by a written agreement (s) executed by Lessor and Lessee.


                                20. NOTICES
                                    -------

     All rent payments, notices, requests, demands and other communications under this Lease shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or the next day or second day if effected by such overnight mail, and properly addressed as follows:

To Lessor:      Clinch Memorial Hospital
                524 Carswell Street
                P.O. Box 516
                Homerville, GA 31634
                Attn: Bruce Shepard, Administrator

Copy To:        Howard B. Slocumb, Esq.
                Highway 441 South
                Homerville, Georgia 31634

To Lessee:      Dialysis Corporation of America
                27 Miller Street
                Lemoyne, PA 17043
                Attn: Stephen W. Everett, President

Copy To:        Jaffe Freedman & Hait, LLC
                777 Terrace Avenue
                Hasbrouck Heights, NJ 07604
                Attn: Lawrence E. Jaffe, Esq.

     Any party may change its address for purposes of this Section 21 by giving the other parties written notice of the new address in the manner set forth above.


                              21. APPLICABLE LAW
                                  --------------

     This Lease shall be construed under the laws of the State of Georgia. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.


                               22. LEGAL FORUM
                                   -----------

     If either party institutes legal action pertaining to this Lease, the venue of the suit shall be Clinch County, Georgia.


                        23. GOING CONCERN OF LESSOR
                            -----------------------

     Should Lessor, for any reason, deem it necessary to discontinue its operations as a Hospital or healthcare provider, the Lessor then maintains the right to terminate this lease immediately with written notice to Lessee.


                             24. COUNTERPARTS
                                 ------------

     This Lease may be executed in several counterparts and each such counterpart shall be deemed an original, and all counterparts shall constitute a single original Lease.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease on the date so indicated alongside their respective signatures.

                         Lessor: CLINCH MEMORIAL HOSPITAL

                            /S/ a. Bruce Shepard

Dated: 9/29  , 2000      By:-----------------------------------------
                            BRUCE SHEPARD, Administrator

                         Lessee:  DIALYSIS CORPORATION OF AMERICA

                            /s/ Stephen W. Everett

                         By:-----------------------------------------
                            STEPHEN W. EVERETT, President

Sworn to and subscribed before me this 29th day of September, 2000.

                                       /s/ Theresa Hendrix

                         Notary Public:------------------------------

                                 Notary Public, Clinch County, Georgia
                                 My commission expires May 2, 2002
                         My Commission Expire:-----------------------